UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12
CLEAR CHANNEL COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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April 24, 2007
Dear Clear Channel Shareholder:
          Clear Channel has announced an amendment to its previously announced merger agreement with a private equity group co-led by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P., providing for an increase to $39.00 per share in the all-cash price to be received for each share of Clear Channel common stock, an increase of $1.40 per share over the $37.60 per share price originally provided for in the merger agreement, on terms more fully described in the merger agreement.
THE $39.00 ALL-CASH MERGER CONSIDERATION MAXIMIZES
SHAREHOLDER VALUE AND CERTAINTY.
          The increased all-cash merger consideration of $39.00 per share represents a premium of approximately 33.3% over the average closing share price during the 60 trading days ended October 24, 2006, the day prior to Clear Channel’s announcement of the board of director’s decision to consider strategic alternatives. The board of directors of Clear Channel, with the interested directors recused from the vote, has unanimously approved the amended merger agreement.
BEST AND FINAL OFFER FROM PRIVATE EQUITY GROUP.
          Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P., have stated, in a statement made on April 18, 2007, that the amended merger agreement, which has been recommended by your Board, is their best and final offer.
          Clear Channel has rescheduled the Special Meeting of Shareholders to Tuesday, May 8, 2007, at 8:00 a.m., local time, to allow shareholders time to consider the increase in merger consideration. Shareholders of record as of March 23, 2007 remain entitled to vote at the Special Meeting.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE MERGER.
          The disinterested directors of your Board have unanimously determined that the amendment to the merger and the merger are in the best interests of all shareholders and recommend that shareholders vote for the merger. Approval of the merger requires the affirmative vote of two-thirds of Clear Channel’s outstanding shares, and any shares not voted are considered to be voted against the proposed merger, so regardless of how many shares you own, it is vital that you vote for the merger today.
          Enclosed with this letter is a supplement to the proxy statement previously sent to you, providing important information which you should consider in determining your vote, including a copy of the amendment to the Agreement and Plan of Merger. If shareholders approve the transaction, upon closing you will receive $39.00 in cash for each share of common stock of the company you own. The Board also intends to continue the regular annual dividend of $0.75 per share through the date of the merger. Additional consideration is payable if the merger occurs after January 1, 2008. The disinterested directors of your Board believe that $39.00 per share in cash represents the best combination of value and certainty to all shareholders. The merger ensures shareholders certainty of value and protects against business and market risks in today’s volatile markets.
THE MERGER CONSIDERATION RESULTED FROM A HIGHLY-COMPETITIVE
AND THOROUGH PUBLIC AUCTION.
          The proposed merger is the result of a comprehensive review of strategic alternatives designed to enhance shareholder value, taking into account the continued challenges in the radio sector, the Board’s views of the recent growth in the domestic outdoor sector, as well as Clear Channel’s future growth opportunities, assets and investment requirements.
          The disinterested directors carefully managed the auction process to maximize the competitive dynamics of the bid process and thereby obtain the highest price. Multiple rounds of robust bidding involving virtually every large private equity firm took place and no strategic buyer emerged. Two separate consortiums of private equity funds submitted firm, fully financed offers, the highest of which was $37.60 in cash from funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. and which they have now increased to $39.00 in cash. There are no financing conditions attached to the buyers’ equity and debt commitments and the merger agreement requires the buyers to take all necessary steps to obtain regulatory approval.
          During the subsequent “go-shop” period, Clear Channel’s financial advisor contacted a total of 22 potential strategic and private equity buyers. This did not draw a single expression of interest in bidding for Clear Channel. The Board of Directors of Clear Channel also retained the ability to receive and consider any competing proposals that may arise. No such proposals have emerged since the expiration of the “go-shop” period.
          The accompanying supplement to the proxy statement, together with the proxy statement that was mailed to you on or about February 1, 2007 and the supplement to the proxy supplement that was mailed to you on or about March 30, 2007 provides you with detailed information about the proposed merger and the Special Meeting. Please give this material your careful attention. You may also obtain more information about Clear Channel from documents we have filed with the Securities and Exchange Commission.
          Please note that the proxy cards that accompanied the original proxy statement mailed to our shareholders with the notice of meeting dated January 29, 2007, and the supplement No. 1 to proxy statement mailed to our shareholders with the notice of meeting dated March 28, 2007, remain valid. If you previously submitted a validly executed proxy card for the Special Meeting, which proxy has not been subsequently revoked, and you were a holder of record as of 5:00 p.m. Central Daylight Savings Time on March 23, 2007, your vote will be recorded as indicated on your proxy card or if you signed and dated your proxy card but did not indicate how you wished to vote, your proxy will be voted in favor of the adoption of the merger agreement.

YOUR VOTE IS CRITICALLY IMPORTANT:
NOT VOTING IS THE SAME AS A NO VOTE.
          As we draw closer to the May 8, 2007 meeting date, we want to emphasize that approval of the merger agreement requires the affirmative vote of two-thirds of Clear Channel’s outstanding shares. Not voting has the same effect as a vote against the merger, so, if you wish to approve the transaction, it is vital for you to vote for the merger today by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. If your shares are held in “street name,” you should check the voting instruction card provided by your broker to see which voting options are available and the procedures to be followed. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3427.
          Thank you for your support.
     On behalf of the Board of Directors,

Alan D. Feld	Perry J. Lewis